EXHIBIT 10.2 - DECLARATION RELATING TO GOVERNMENT COMMISSION'S GERMAN CORPORATE GOVERNANCE CODE

     The Board of Managing Directors and Supervisory Board of Deutsche Bank AG state in accordance with {section} 161 German Stock Corporation Act (AktG):

     Deutsche Bank AG complies with the recommendations of the "Government Commission's German Corporate Governance Code" with the following exceptions:

     For the members of the Board of Managing Directors and Supervisory Board, there is a directors and officers' liability insurance policy with only a small deductible (Code No. 3.8). This is actually a group insurance policy for a large number of staff members in Germany and abroad. Internationally, a higher deductible is not customary. It is not considered appropriate to differentiate between board members and staff members.

     Separate compensation is not currently paid for chairing Supervisory Board committees. At the next General Meeting, the Board of Managing Directors and Supervisory Board will propose amending {section} 14 (1) of the Articles of Association of Deutsche Bank AG to provide for compensation for chairing Supervisory Board committees (Code No. 5.4.5 (1), sentence 3).